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Investors	Mickey Walsh	904-357-9162

RAYONIER ADVANCED MATERIALS ANNOUNCES CLOSING OF $500 MILLION OF SENIOR SECURED NOTES AND ABL CREDIT FACILITY

Jacksonville, Fla., December 23, 2020 – Rayonier Advanced Materials (NYSE: RYAM) (“RYAM”) today announced that its wholly owned subsidiary, Rayonier A.M. Products Inc. (the “Company”), has closed its previously announced private offering (the “Offering”) of $500 million aggregate principal amount of 7.625% senior secured notes due 2026 (the “Notes”), at an offering price of 100% of the principal amount thereof. The Company also closed its previously announced five-year senior secured asset-based revolving credit facility with an initial committed amount of $200 million (the “ABL Credit Facility”). The Company used the net proceeds from the sale of the Notes, together with cash on hand, to repay all outstanding obligations under its existing senior secured credit agreement (other than the outstanding letters of credit issued thereunder, which were rolled into the ABL Credit Facility).

The Notes were offered only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes are subject to restrictions on transferability and resale and may not be transferred or resold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws. The Notes were not and will not be registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

No Offer or Solicitation

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering has been made only by, and pursuant to, the terms set forth in the related offering memorandum. The Offering has not been made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Rayonier Advanced Materials

RYAM is a global leader of cellulose-based technologies, including high-purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. RYAM also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the United States, Canada and France, RYAM employs approximately 4,000 people and generates approximately $1.8 billion of revenues. More information on RYAM is available at www.rayonieram.com and more information on the Notes and the ABL Credit Facility is available in RYAM’s Current Report on Form 8-K, as filed with the Securities Exchange Commission today.

CORPORATE HEADQUARTERS

1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207

904.357.4600 fax 904.357.9101 www.RayonierAM.com

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to RYAM’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Certain important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, including those described under “Risk Factors” in Item 1A of such document, and Quarterly Reports on Form 10-Q. RYAM assumes no obligation to update these statements except as is required by law.

CORPORATE HEADQUARTERS

1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207

904.357.4600 fax 904.357.9101 www.RayonierAM.com